SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K
                         CURRENT REPORT
            PURSUANT TO SECTION 13 OR 15(d) OF THE
                   THE SECURITIES ACT OF 1934




Date of Report (Date of earliest event reported): June 28, 1996


                 PIKEVILLE NATIONAL CORPORATION
       (Exact name of Registrant as Specified in Charter)


       Kentucky                     0-11129                   61-0979818
(State or Other Jurisdiction      (Commission               (IRS Employer
 of Incorporation)                File Number)             Identification No.)


                         P.O. Box 2947
                      208 North Mayo Trail
                   Pikeville, Kentucky  41501
            (Address of Principal Executive Offices)


Registrant's telephone number, including area code:             606/432-1414

Former Name or Former Address, if Changed Since Last Report:   Not Applicable

Item 5.   Amendment to Articles of Incorporation to Change Name of Registrant.

          See Exhibit 5.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              PIKEVILLE NATIONAL CORPORATION


Date: June 06, 1996           By:  Richard M. Levy
                                   Richard M. Levy
                                   Executive Vice President
                                   Chief Financial Officer

                       INDEX TO EXHIBITS


Exhibit                                     Sequentially Numbered Page


5                     Pikeville National Corporation             5
                      Press Release dated June 28, 1996

PRESS RELEASE

For Release June 28, 1996               For additional information contact:
Please guard against premature release  Jean R. Hale, Executive Vice President
                                        Pikeville National Corporation;
                                        1-800-422-1090 Extension 3294


                     PIKEVILLE NATIONAL CORPORATION
            SHAREHOLDERS TO VOTE ON NEW HOLDING COMPANY NAME


    PIKEVILLE, KY (June 28, 1996)--Community Trust Bancorp, Inc. is the new corporate name that Pikeville National Corporation shareholders will be asked approve at an August 15, 1996 special shareholders meeting.

    President Terry Coleman said the corporation's Board of Directors will recommend to shareholders that the new holding company name become effective January 1, 1997. Shareholders will receive mailed documents on the proposal next month.

    Mr. Coleman said the name change is being pursued to coincide with a board decision to merge many of the individual banks owned by Pikeville National Corporation into a single bank structure. While some of the corporation's individual banks may continue to operate under their existing names at their present banking locations, the bank structure would be named Community Trust Bank, NA, if shareholders approve the proposal. The proposal would not affect customer services or banking products.

    Pikeville National and its affiliates have 61 offices in 19 counties in central and eastern Kentucky, and constitute the second largest banking company based in Kentucky. Corporation assets total about $1.75 billion.